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                                                                       EXHIBIT 5

                           AGREEMENT OF UNDERSTANDING
                               Dated July 3, 1998



     Reference is hereby made to the Amended and Restated Stock Purchase Agreement (the "Purchase Agreement") dated as of March 30, 1998, by and among Strategic Acquisition Partners, LLC ("SAP"), Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P. (collectively, "Purchasers") and Central Reserve Life Corporation (the "Company").

     Whereas, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company and Purchasers have entered into that certain Indemnification and Closing Agreement ("Indemnification Agreement") dated as of July 1, 1998.

     Whereas, the Company and the Purchasers wish to clarify their intent with respect to the Indemnification Agreement.

     Now, therefore, the parties hereto hereby acknowledge and agree as follows:

     1. The Indemnification Agreement constitutes an amendment to the Purchase Agreement.

     2. The assignees of SAP referred to in the Indemnification Agreement are not parties to the Purchase Agreement and are not intended to be parties to the Indemnification Agreement.

     3. The Indemnification Agreement shall be valid and binding among the Company and the Purchasers.

     4. The parties hereto shall take all such necessary and further action as may be reasonably requested by any party hereto to implement the terms of this Agreement of Understanding.
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                                INSURANCE PARTNERS, L.P.

                                By:  Insurance GenPar L.P., its general partner

                                     By:  Insurance GenPar MGP, L.P.,
                                          its General Partner

                                          By:  Insurance GenPar MGP, Inc.,
                                               its General Partner

                                               By: /s/ BRADLEY E. COOPER
                                                  -----------------------------
                                               Name:   Bradley E. Cooper
                                               Title:  First Vice President


                           INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.

                           By:  Insurance GenPar (Bermuda) L.P., its
                                general partner

                                By: Insurance GenPar (Bermuda) MGP, L.P., its general Partner

                                     By:  Insurance GenPar (Bermuda) MGP, Inc.,
                                          its general Partner


                                          By: /s/ BRADLEY E. COOPER
                                             ----------------------------------
                                          Name:   Bradley E. Cooper
                                          Title:  First Vice President
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                                       STRATEGIC ACQUISITION PARTNERS, LLC


                                       By: /s/ VAL RAJIC
                                          ---------------------------------
                                       Name: Val Rajic
                                            -------------------------------
                                       Title: PRESIDENT
                                             ------------------------------



                                       CENTRAL RESERVE LIFE CORPORATION


                                       By: /s/ VAL RAJIC
                                          ---------------------------------
                                       Name: Val Rajic
                                            -------------------------------
                                       Title: EXECUTIVE VICE PRESIDENT
                                             ------------------------------